UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2010 (May 19, 2010)

Trimble Navigation Limited

(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Trimble Navigation Limited (“Trimble”) was held on May 19, 2010. At the annual meeting, the shareholders voted on the proposals listed below. The voting results for each proposal are as follows:

Proposal 1:

The following directors were elected to serve for the ensuing year and until their successors are elected:

	For	Withheld	Broker Non-Votes
Steven W. Berglund	100,191,763	887,847	9,868,089
John B. Goodrich	99,985,823	1,093,787	9,868,089
William Hart	99,934,404	1,145,206	9,868,089
Merit E. Janow	100,448,330	631,280	9,868,089
Ulf J. Johansson	100,069,349	1,010,261	9,868,089
Bradford W. Parkinson	99,934,882	1,144,728	9,868,089
Mark S. Peek	100,480,486	599,124	9,868,089
Nickolas W. Vande Steeg	100,529,956	549,654	9,868,089

Proposal 2:

The appointment of Ernst & Young, LLP as the independent auditor of Trimble for the fiscal year ending December 31, 2010 was ratified.

For	Against	Abstain	Broker Non-Votes
109,397,886	1,493,078	56,735	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: May 21, 2010	By:	/s/ RAJAT BAHRI
Rajat Bahri
Chief Financial Officer